SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Empery Digital Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Empery Digital Updates Shareholders on Recent Developments Regarding ATG Capital and 2026 Annual Meeting

ATG Capital Withdraws Campaign for Control of Empery Digital’s Board

AUSTIN, Texas--(BUSINESS WIRE)--September 8, 2026--Empery Digital Inc. (NASDAQ: EMPD) (the "Company" or "Empery Digital") today updated shareholders on recent developments regarding ATG Capital Management LLC (“ATG”) in connection with the Company’s 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”).

On Friday, September 4, 2026, ATG filed a definitive proxy statement withdrawing five nominees from the election at the 2026 Annual Meeting. After being sanctioned earlier in the week for destroying its communications with its nominees, ATG Capital is no longer seeking control of the Board. ATG’s decision to withdraw the majority of its slate follows months of litigation surrounding its attempt to nominate and elect a full slate of directors.

From the outset of the dispute with ATG, the Company sought to avoid litigation by offering one ATG nominee a seat on the Company’s Board. ATG refused that offer, choosing to litigate in its effort to take control. Having walked away from its original plans, the Company now reiterates its prior offer of resolution. The Company and the Board of Directors believe it is in the interest of all shareholders for the Company to focus its time and resources on its execution of the promising strategy that management and the Board have created.

About Empery Digital

Empery Digital is focused on building long-term shareholder value through its disciplined capital allocation strategy. The Company employs a bitcoin treasury strategy and is strategically expanding into AI infrastructure and data center investments, partnering with operators that have decades of real-estate and energy infrastructure development experience to capture growth at the intersection of digital assets and next-generation compute. Empery Digital is committed to transparency, efficiency, and accountability, applying rigorous decision-making to drive sustainable, long-term shareholder value.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “could,” “expect,” “focus,” “may,” “plan,” “seek,” “strategy” and other words of similar meaning. These forward-looking statements address various matters, which include, without limitation, statements regarding our strategy, future operations, future financial position, including, but not limited to, statements relating to: the Company’s expectations regarding financial metrics and trends for the remainder of fiscal year 2026, the Company’s digital asset-treasury strategy, the Company’s ability to efficiently manage its BTC portfolio, the Company’s ability to increase Bitcoin per share to drive stockholder value, the Company’s ability to generate income through derivatives on BTC through the use of short-term put and call contracts, repurchases under the Company’s share repurchase program and financing arrangements related thereto; the Company’s strategic partnership with Cardinal Power LLC (“Cardinal”), the ability of the Company and Cardinal to execute on its shared vision for AI infrastructure and to identify, fund and execute on future opportunities, and the realization of the expected benefits therefrom; closing under the definitive agreement by EMHU, LLC, a Delaware limited liability company (“EMHU” or the “Partnership”) to purchase 100% of the equity interests of the current holder of a fee simple title to a property in the Midwest and the timing thereof; the proposed conversion of the Midwest property into an AI data center and the potential to increase its power capacity; EMHU or its affiliate executing a definitive lease agreement with respect to the Midwest property and the terms thereof, including the expected total net lease payments that may be realized in connection therewith; the Company’s plans for future data center-related opportunities; the Company’s plans for future capital allocation; Cardinal Data Power Inc.’s (“CDP”) proposed data center campus in West Texas and the letter of intent associated therewith; the expected outcome or impact of pending or threatened litigation and the anticipated insurance recoveries associated therewith; the status of and ability to resolve the matter with ATG and the continued defense and against litigation brought by ATG and the ability of the Company to generate positive net interest income from financing of inventory purchases.

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Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Applicable risks and uncertainties include the risks and uncertainties regarding, among other things: our ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions; reduced demand for data centers or decreases in information technology spending; increased competition or available supply of data center capacity; delays or disruptions in connectivity or availability of power; deterioration in the relationship between the Company and Cardinal or CDP, or between EMHU or CDP and their potential data center tenants; the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the Company’s stock price may be highly correlated to the price of the digital assets that it holds; increased competition in the industries in which the Company operates; significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; the treatment of crypto assets for U.S. and foreign tax purpose; the Company’s ability to generate revenues from sales and generate cash from financing of inventory, sale of its products and Bitcoin derivatives; significant decrease in the market value of the Company’s Bitcoin holdings; the Company’s ability to obtain additional financing through equity or debt offerings, obtain borrowings from financing arrangements or generate cash from the sale of Bitcoin and the competitive environment of our business. Other risks and uncertainties include those identified under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025, (as amended by Form 10-K/A filed with the SEC on April 21, 2026), and in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, and any subsequent filings with the SEC.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements reflect our views as of the date hereof. We do not assume and specifically disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Important Additional Information

The Company has filed a definitive proxy statement on Schedule 14A and an accompanying white proxy card. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE 2026 ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE 2026 ANNUAL MEETING. Stockholders will be able to obtain a free copy of the Company’s definitive proxy statement, accompanying white proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at https://ir.emperydigital.com/sec-filings.

The Company, its directors and certain of its officers and employees are participants in the solicitation of proxies from shareholders in connection with the 2026 Annual Meeting. Information regarding the identity of the participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement.

Contacts

For Sales: sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

For Media: Nicholas Leasure / Jacqueline Zuhse: teamemperydigital@reevemark.com

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